UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 9, 2009, T. Jay Collins, President and Chief Executive Officer, will make a presentation to investors and industry analysts at the Barclays Capital CEO Energy/Power Conference. Interested parties may view the slides for the presentation by using the Investor Relations link at Oceaneering’s website, www.oceaneering.com, beginning on September 8, 2009 after 3:00 p.m., Central Daylight Time.

Please note that certain information contained in the presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the presentation include statements about:

•	The lower vulnerability level of deepwater markets to periods of cyclically low oil prices;

•	Our 2009 projected cash flow, defined as net income plus depreciation and amortization, of $295 million to $310 million;

•	Our capital expenditures plan of $175 million for 2009;

•	Our future liquidity and cash flow;

•	Our projection that 2009 earnings per share will be $3.25 to $3.45;

•	Our earnings per share guidance of $0.82 to $0.90 for the 3rd quarter of 2009;

•	Our segment operating income guidance for ROVs, Subsea Products, Subsea Projects, Inspection and MOPS for 2009 compared to 2008, with ROVs up and the other segments down;

•	Our expectation that our ROV, Subsea Products and Subsea Projects segments will combine for more than 85% of our operating income in 2009;

•	Our segment operating income guidance for the 2nd half of 2009 compared to the 1st half of 2009 at the midpoint of our annual EPS guidance range:

•	ROVs up on an increase in days on hire and efforts to control costs;

•	Subsea Products flat on an increase in revenue, due to a change in job mix;

•	Subsea Projects down due to reduced utilization and lower rates for our deepwater vessels;

•	Inspection flat; and

•	MOPS down as the Ocean Producer will come off its contract and a lower dayrate for the Ocean Legend;

•	Anticipated deepwater discoveries to be evaluated and developed;

•	Floating rig fleet expansion overview, 2009 – 2012;

•	Future floating rig demand, 2009 – 2012, and our belief that floating rig demand will drive future demand growth in ROV services and subsea hardware;

•	Expected 2009 ROV operating income to improve by increasing days on hire, by adding 24 to 30 new systems. Average 2009 pricing and utilization anticipated to be slightly less than 2008;

•	Expectation that we will continue to expand our ROV fleet for both drill support and construction service consistent with market demand;

•	Our expectation that 2009 ROV operating income will exceed that of 2008;

•	Subsea completions expected to almost triple in this decade over the 1990s, and increase by over 100% in the decade commencing 2010;

•	Subsea tree orders forecast to be up approximately 60% in the period 2009 – 2013 compared to the period 2004 – 2008;

•

Expectation that 2009 Subsea Products operating income will be down compared to 2008, as the cost benefit of manufacturing process improvements are unlikely to offset product demand declines, including lower umbilical plant throughput;

•	Anticipated increased sales of field development hardware and pipeline repair systems in 2009 compared to 2008;

•	Expectation that our Subsea Projects business will continue to benefit from 2008 hurricane repair work in the second half of 2009.

•	Projected cumulative subsea completions in the Gulf of Mexico through 2009 and 2014;

•

Our expectation that 2009 Subsea Projects operating income will be lower than 2008, due to a continuation of declining demand for shallow-water services and competitive rate pressure in the deepwater vessel market due to an increase in vessel availability;

•	Our projected 2009 net income plus depreciation and amortization in the Supplemental Financial Information, defined as cash flow in the presentation;

•	Our projected 2009 EBITDA (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation); and

•	Subsea production control umbilicals orders forecast to be up approximately 45% in the period 2009 – 2013 compared to the period 2004 – 2008 in the Supplemental Financial Information.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand and prices for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels;

•	changes in competitive factors;

•	changes in project designs or schedules;

•	contract cancellations, change orders and other modifications; and

•	difficulties executing on projects.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our subsequent Quarterly Reports on From 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
(Registrant)

By:	/s/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Date: September 8, 2009